UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	March 1, 2013

AgFeed Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bluegrass Commons Blvd., Suite 310, Hendersonville, Tennessee 37075
(Address of principal executive offices, including zip code)

(917) 804-3584
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

On March 1, 2013, AgFeed USA, LLC (formerly known as M2 P2, LLC), a wholly owned subsidiary of AgFeed Industries, Inc. (the “Company”) and certain subsidiaries of AgFeed USA, LLC (collectively with AgFeed USA, LLC, the “Borrowers”), Farm Credit Services of America, FLCA (“FCS FLCA”) and Farm Credit Services of America, PCA (together with FCS FLCA, “Farm Credit”) entered into an amendment (the “Amendment”) to the Forbearance Agreement, dated February 1, 2013, among the Borrowers and Farm Credit (the “Forbearance Agreement”), with respect to AgFeed USA, LLC’s Credit Agreement, dated June 6, 2006, among the Borrowers and Farm Credit, as previously amended from time to time (the “Credit Agreement”). In the Amendment, Farm Credit agreed that it will extend the period during which it will take no action to enforce its default remedies under the Credit Agreement and related security and other agreements until the earlier of (1) violation of the Forbearance Agreement or further breach of the Credit Agreement and related security and other agreements or (2) May 1, 2013. The Company is working closely with Farm Credit in reviewing its financing options.

The foregoing description of the Amendment is a summary only and is qualified in its entirety by the copy of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	First Amendment to Forbearance Agreement, dated March 1, 2013, among AgFeed USA, LLC, certain subsidiaries of AgFeed USA LLC, Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Date: March 6, 2013	By:	/s/ K. Ivan F. Gothner
K. Ivan F. Gothner
Chief Executive Officer

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AGFEED INDUSTRIES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(10.1)	First Amendment to Forbearance Agreement, dated March 1, 2013, among AgFeed USA, LLC, certain subsidiaries of AgFeed USA LLC, Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA

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